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                                                                       EXHIBIT 5

                               February 12, 1997



Simon Transportation Services Inc.
4646 South 500 West
Salt Lake City, UT  84123

     RE:  Registration Statement on Form S-1 -
          230,000 Shares of Class A Common Stock Relating to an Increase in Shares Offered Pursuant to Registration No. 333-20019
          ------------------------------------------------------

Ladies and Gentlemen:

     Scudder Law Firm, P.C. has served as legal counsel to Simon Transportation Services Inc., a Nevada corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1 dated January 17, 1997, Registration No. 333-20019 (the "Original Registration Statement").

     We also served as legal counsel to the Company in connection with the preparation and filing of a registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act (the "Additional Registration Statement"). The Additional Registration Statement covers the registration of 230,000 additional shares (30,000 subject to the underwriters' over-allotment option) of the Company's Class A Common Stock (the "Additional Shares") for sale by Richard D. Simon, the principal selling stockholder under the Original Registration Statement.

     In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate.

     Based upon the foregoing, it is our opinion that the Additional Shares of Class A Common Stock, when and if sold in the manner set forth in the Additional Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

     The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Additional Registration Statement and the use of its name in the Additional Registration Statement under the caption of the prospectus entitled "Legal Matters" and elsewhere it may appear.

                                       Very truly yours,

                                       Scudder Law Firm, P.C.


                                       By:  /s/ Mark A. Scudder
                                            --------------------------
                                            Mark A. Scudder, Principal

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